                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-12

                             AIRNET SYSTEMS, INC.
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                              AIRNET SYSTEMS, INC.
                           3939 INTERNATIONAL GATEWAY
                              COLUMBUS, OHIO 43219
                                 MARCH 29, 2000

                            ------------------------

Dear Fellow Shareholders:

    The Annual Meeting of the Shareholders of AirNet Systems, Inc. ("AirNet") will be held at 10:00 a.m., local time, on Friday, May 12, 2000, at the Concourse Hotel, 4300 International Gateway, Columbus, Ohio. The enclosed Notice of Annual Meeting and Proxy Statement contain detailed information about the business to be conducted at the Annual Meeting.

    The Board of Directors has nominated seven directors, each for a term to expire at the 2001 Annual Meeting. The Board of Directors recommends that you vote FOR each of the nominees.

    In addition to the election of directors, you are being asked to approve an amendment to Section 1.10 of the Code of Regulations of AirNet to permit the appointment of shareholder proxies in any manner permitted under Ohio law. The Board of Directors recommends that you vote FOR this amendment.

    On behalf of the Board of Directors and management, we cordially invite you to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, the prompt return of your proxy card in the enclosed return envelope will save AirNet additional expenses of solicitation and will help ensure that as many common shares as possible are represented.

                                          Sincerely,

                                          Gerald G. Mercer
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

[LOGO]

                              AIRNET SYSTEMS, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD FRIDAY, MAY 12, 2000

                            ------------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of AirNet Systems, Inc. ("AirNet") will be held on Friday, May 12, 2000, at the Concourse Hotel, 4300 International Gateway, Columbus, Ohio, at 10:00 a.m., local time, for the following purposes:

    1. To elect seven directors, each for a term to expire at the 2001 Annual Meeting.

    2. To consider and vote upon a proposed amendment to Section 1.10 of AirNet's Code of Regulations to permit the appointment of shareholder proxies in any manner permitted under Ohio law.

    3. To transact any other business which properly comes before the Annual Meeting or any adjournment.

    The close of business on March 21, 2000, has been fixed by the Board of Directors of AirNet as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting.

    You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may insure your representation by completing, signing, dating and promptly returning the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you attend the Annual Meeting and inform the Secretary of AirNet in writing that you wish to vote your common shares in person, your proxy will not be used.

                                          By Order of the Board of Directors

                                          William R. Sumser,
                                          SECRETARY

AirNet Systems, Inc.
3939 International Gateway
Columbus, Ohio 43219

March 29, 2000

                              AIRNET SYSTEMS, INC.
                           3939 INTERNATIONAL GATEWAY
                              COLUMBUS, OHIO 43219

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                              FRIDAY, MAY 12, 2000

    This Proxy Statement is furnished to the shareholders of AirNet
Systems, Inc. ("AirNet") in connection with the solicitation on behalf of the Board of Directors of AirNet of proxies for use at the Annual Meeting of Shareholders to be held on Friday, May 12, 2000, at the Concourse Hotel, 4300 International Gateway, Columbus, Ohio, at 10:00 a.m., local time, or any adjournment, for the purposes described in the accompanying Notice of Annual Meeting of Shareholders.

    This Proxy Statement and the accompanying proxy card are first being mailed on or about March 29, 2000, to all shareholders of AirNet.

                                    GENERAL

    Only holders of record of AirNet common shares at the close of business on March 21, 2000 (the "Record Date"), will be entitled to vote at the Annual Meeting. As of the Record Date, there were 11,419,862 common shares outstanding. Each common share entitles the holder to one vote. A quorum for the Annual Meeting is a majority of the common shares outstanding. There is no cumulative voting. Other than the common shares, there are no voting securities of AirNet outstanding.

    Common shares represented by signed proxies that are returned to AirNet will be counted toward the quorum in all matters even though they are marked as "Abstain", "Against" or "Withhold Authority" on one or more or all matters, or they are not marked at all. Broker/dealers, who hold their customers' common shares in street name, may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for those common shares and may vote them on routine matters, which, under such rules, typically include the election of directors, but broker/dealers may not vote the common shares on other matters, which typically include significant corporate transactions such as mergers and acquisitions, amendments to the charter documents of AirNet and the approval of stock compensation plans, without specific instructions from the customer who owns the common shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Abstentions and broker non-votes will be counted for quorum purposes.

    You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the Secretary of AirNet, submitting a subsequently-dated proxy card or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of the proxy.

    The expense of preparing, printing and mailing proxy materials to the AirNet shareholders will be borne by AirNet. In addition, proxies may be solicited personally or by telephone by officers or associates of AirNet, none of whom will receive additional compensation therefor. AirNet will reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the common shares.

                     BENEFICIAL OWNERSHIP OF COMMON SHARES

    The following table furnishes information regarding the number and percentage of outstanding common shares beneficially owned by (i) each current director of AirNet; (ii) each of the nominees for election as a director;
(iii) each executive officer of AirNet named in the Summary Compensation Table;
(iv) all current directors and executive officers of AirNet as a group; and
(v) each person known by AirNet to own beneficially more than five percent of the common shares, in each case, as of March 21, 2000

(except as otherwise noted). The address of each of the current executive officers and directors is c/o AirNet, 3939 International Gateway, Columbus, Ohio 43219.

                                         AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)
                                       --------------------------------------------------
                                                                  COMMON
                                                                  SHARES
                                                               WHICH CAN BE
                                                              ACQUIRED UPON
                                                               EXERCISE OF
                                                                 OPTIONS
               NAME OF                 COMMON SHARES           EXERCISABLE                        PERCENT OF
          BENEFICIAL OWNER             PRESENTLY HELD         WITHIN 60 DAYS     TOTAL            CLASS (2)
          ----------------             --------------         --------------   ----------         ----------
Gerald G. Mercer (3).................    3,166,048               106,000       3,272,048             28.4%
Glenn M. Miller (3)..................      314,561                25,000         339,561              3.0%
Guy S. King (3)......................       91,087                26,120         117,207              1.0%
William R. Sumser (3)................       63,115(4)             26,720          89,835                 (5)
Kendall W. Wright (3)................       27,381(6)              2,520          29,901                 (5)
Roger D. Blackwell...................       12,700                11,600          24,300                 (5)
J.F. Keeler, Jr......................       10,185(7)             11,600          21,785                 (5)
Tony C. Canonie, Jr. (8).............       10,000                11,600          21,600                 (5)
Russell M. Gertmenian................        5,000(9)             11,600          16,600                 (5)
James E. Riddle......................        5,000                 4,000           9,000                 (5)
Joel E. Biggerstaff..................            0                22,000          22,000                 (5)
David P. Lauer.......................            0                 4,800           4,800                 (5)
All current directors and executive
  officers as a group (15 persons)...    3,706,176               292,980       3,999,156             34.1%
Wellington Management Company, LLP...      984,900(10)            --             984,900(10)          8.6%
  75 State Street
  Boston, MA 02109
Wanger Asset Management, L.P.........      942,000(11)            --             942,000(11)          8.2%
Wanger Asset Management, Ltd.
  227 West Monroe Street, Suite 3000
  Chicago, IL 60606
Royce & Associates, Inc..............      852,500(12)            --             852,500(12)          7.4%
  1414 Avenue of the Americas
  New York, NY 10019
Fleet Boston Corporation.............      604,995(13)            --             604,995(13)          5.2%
  One Federal Street
  Boston, MA 02110

------------------------

 (1) Unless otherwise indicated, the beneficial owner has sole voting and dispositive power as to all common shares reflected in the table.

 (2) The percent of class is based upon the sum of (i) 11,419,862 common shares outstanding on March 21, 2000 and (ii) the number of common shares as to which the named person has the right to acquire beneficial ownership upon the exercise of options exercisable within 60 days of March 21, 2000.

 (3) Individual named in the Summary Compensation Table.

 (4) Of these 63,115 common shares, 5,000 common shares are held by Mr. Sumser's wife.

 (5) Represents ownership of less than 1% of the outstanding common shares.

 (6) Of these 27,381 common shares, 4,829 common shares are held by Mr. Wright's wife.

 (7) Of these 10,185 common shares, 7,500 common shares are held by the Keeler Family Limited Partnership, of which Mr. Keeler is the sole general partner. Mr. Keeler possesses sole voting and dispositive power as to the common shares held by the limited partnership.

 (8) Mr. Canonie has informed AirNet that he will not stand for re-election at the Annual Meeting.

 (9) Of these 5,000 common shares, 2,100 common shares are held of record by Mr. Gertmenian's wife and 500 common shares are held by Mr. Gertmenian's son.

 (10) Based on information contained in filings with the SEC (the latest of which is dated February 9, 2000), Wellington Management Company, LLP, a registered investment advisor ("Wellington"), may be deemed to beneficially own, as of December 31, 1999, 984,900 common shares held of record by Wellington clients. The filing indicates that Wellington has shared voting power over 716,800 of these 984,900 common shares and shared dispositive power over all 984,900 common shares.

 (11) Based on information contained in filings with the SEC (the latest of which is dated February 11, 2000), Wanger Asset Management, L.P., a registered investment advisor ("WAM"), and its general partner Wanger Asset Management, Ltd. ("WAM LTD") beneficially owned 942,000 common shares as of December 31, 1999 and had shared voting and dispositive power with respect to these common shares. All of these common shares were acquired on behalf of discretionary clients of WAM, including Acorn Investment Trust, a registered investment company having the same address as WAM. The filing indicates that Acorn Investment Trust beneficially owned 860,000 common shares as of December 31, 1999 and has shared voting and dispositive power with respect to these common shares.

 (12) Based on information contained in filings with the SEC (the latest of which is dated February 9, 2000), Royce & Associates, Inc., a registered investment advisor ("Royce"), beneficially owned 852,500 common shares and Royce Management Company, also a registered investment advisor ("RMC"), beneficially owned 40,000 common shares, in each case as of December 31, 1999. The filing indicates that each of Royce and RMC has sole voting and dispositive power as to the common shares beneficially owned by it. Charles M. Royce may be deemed a controlling person of Royce and RMC and as such, may be deemed to beneficially own the common shares beneficially owned by Royce and RMC. The filing indicates that Mr. Royce does not own any common shares outside of Royce and RMC and disclaims beneficial ownership of the common shares held by Royce and RMC.

 (13) Based on information contained in filings with the SEC (the latest of which is dated February 14, 2000), Fleet Boston Corporation ("Fleet") may be deemed to beneficially own, as of December 31, 1999, 604,995 common shares. The filing also indicates that Fleet has sole voting power over 405,395 of these 604,995 common shares and sole dispositive power over all 604,995 common shares. The common shares were acquired by three of Fleet's subsidiaries, Fleet Trust & Investment Services Company, Fleet Investment Advisors and Fleet National Bank.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    Pursuant to the Code of Regulations of AirNet, the Board of Directors has set the authorized number of directors at seven. Each director holds office for a term expiring at the next annual meeting. The Board of Directors proposes that the seven nominees identified below be elected as directors, each for a new term to expire at the 2001 Annual Meeting and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named in the accompanying proxy card will vote for the substitute nominee designated by the Board of Directors.

    The following information, as of March 21, 2000, concerning the age, principal occupation or employment, other affiliations and business experience of each director during the last five years has been furnished to AirNet by each director. Except where indicated, each director has had the same principal occupation for the last five years.

NOMINEES STANDING FOR ELECTION TO THE BOARD OF DIRECTORS

GERALD G. MERCER

    Mr. Mercer, 52, has served as Chairman of the Board and Chief Executive Officer of AirNet since founding the company in 1974. He held the position of President of AirNet from its inception until August 1999. Effective April 1, 2000, Mr. Mercer will step down as Chief Executive Officer but continue as Chairman of the Board. Mr. Mercer won Ohio's "Entrepreneur of the Year" Award in 1996 and has been a member of the Young Presidents' Organization since 1986.

JOEL E. BIGGERSTAFF

    Mr. Biggerstaff, 43, has served as AirNet's President and Chief Operating Officer since August 1999. He will replace Mr. Mercer as Chief Executive Officer, effective April 1, 2000. Mr. Biggerstaff will be nominated at the Annual Meeting for election as a director to serve as the successor to Mr. Canonie who has decided not to stand for re-election. Prior to joining AirNet, Mr. Biggerstaff served as President of the Southern Region of Corporate Express Delivery Systems, a national expedited distribution service, from February 1998 through July 1999. From September 1996 through February 1998,
Mr. Biggerstaff provided transportation consulting services and prior to September 1996, he held various positions within Ryder System, Inc., including Regional Vice President and General Manager.

ROGER D. BLACKWELL

    Dr. Blackwell, 59, a Director of AirNet since 1996, is a Professor of Marketing at The Ohio State University and is also President and Chief Executive Officer of Roger D. Blackwell Associates, Inc., a marketing consulting firm in Columbus, Ohio. Dr. Blackwell is also a director of Intimate Brands, Inc., Checkpoint Systems, Inc., Anthony and Sylvan, Inc., Max & Erma's
Restaurants, Inc., Applied Industrial Technologies, Inc., Cheryl & Co., The Banc Stock Group and The Flex-Funds. Dr. Blackwell serves on the Compensation and Audit Committees of the AirNet Board of Directors.

RUSSELL M. GERTMENIAN

    Mr. Gertmenian, 52, a Director of AirNet since 1996, has been a partner with Vorys, Sater, Seymour and Pease LLP since 1979 and currently serves as a member of the firm's Executive Committee. Vorys, Sater, Seymour and Pease LLP rendered legal services to AirNet during the 1999 fiscal year and continues to do so.
Mr. Gertmenian is also a director of Liqui-Box Corporation and Abercrombie & Fitch Co. Mr. Gertmenian serves on the Audit Committee of the AirNet Board of Directors.

J.F. KEELER, JR.

    Mr. Keeler, 59, a Director of AirNet since 1996, is Chairman and Chief Executive Officer of The Fishel Company, a national utilities construction firm, which he first joined in 1967. Mr. Keeler is also a director of Metatec Corporation and serves on the Bank One of Ohio Board of Advisors. Mr. Keeler serves on the Compensation and Audit Committees of the AirNet Board of Directors.

DAVID P. LAUER

    Mr. Lauer, 56, a Director of AirNet since 1999, has served as the President of Bank One Columbus since June 1997. Prior to June 1997, Mr. Lauer was a partner with Deloitte and Touche LLP for 30 years, serving as the Columbus Office Managing Partner from July 1995 through June 1997. Mr. Lauer serves on the Audit Committee of the AirNet Board of Directors.

JAMES E. RIDDLE

    Mr. Riddle, 58, a Director of AirNet since February 2000, is President of J.E. Riddle Enterprises, LLC, an investment and consulting firm. Mr. Riddle served as the Chief Operating Officer and a member of the Board of Directors of Norrell Corporation and as President of Norrell Services, Inc. from 1997 to 1999. Prior to joining Norrell, Mr. Riddle served Ryder System, Inc. in various positions, including President of Ryder Logistics International from 1995 to 1997. In addition, Mr. Riddle served 26 years at Xerox Corporation in various positions including Vice President of Marketing and Vice President of Operations in the United States and Europe. Mr. Riddle also serves on the Board of Directors of Danka Business Systems, PLC.

RECOMMENDATION AND VOTE

    Under Ohio law and AirNet's Code of Regulations, the seven nominees for election to the Board of Directors receiving the greatest number of votes will be elected.

    Common shares represented by the accompanying proxy card will be voted FOR the election of the Board of Director's nominees, unless authority to vote for one or more nominees is withheld. Shareholders may withhold authority to vote for the entire slate as nominated or, by writing the name of one or more nominees in the space provided in the proxy card, withhold the authority to vote for one or more nominees. Common shares as to which the authority to vote is withheld and broker non-votes will not be counted toward the election of directors, or toward the election of the individual nominees specified on the form of proxy.

    THE AIRNET BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES AS DIRECTORS.

COMMITTEES AND MEETINGS OF THE BOARD

    The Board of Directors held eight regularly scheduled or special meetings and six telephonic meetings during the fiscal year ended December 31, 1999. The Board of Directors has standing Audit and Compensation Committees. There is no standing nominating committee or committee performing similar functions. In 1999, each incumbent director attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors during the period he served as a director, and the total number of meetings held by all committees during which he served as a committee member.

    AUDIT COMMITTEE. The Audit Committee reviews and approves the scope and results of any outside audit of AirNet and the fees therefor and makes recommendations to the Board of Directors or management concerning auditing and accounting matters and the selection of outside auditors. The Audit Committee held four meetings during 1999.

    COMPENSATION COMMITTEE. The Compensation Committee reviews, considers and acts upon matters of salary and other compensation and benefits of all executive officers and certain other associates of AirNet. The Compensation Committee also acts upon all matters concerning, and exercises such authority as is delegated to it under the provisions of, any benefit, retirement or pension plan maintained by AirNet for the benefit of executive officers or other associates. The Compensation Committee held four meetings and two telephonic meetings during 1999.

COMPENSATION OF DIRECTORS

    Directors who are officers or associates of AirNet receive no additional compensation for serving as members of the Board of Directors or as members of Board committees. Directors who are not officers or associates of AirNet ("Non-Employee Directors") are paid a quarterly fee of $3,500. Each Non-Employee Director receives a fee of $1,500 for each board meeting attended and $500 for each telephonic meeting attended. In addition, each committee member, other than the committee chairman, receives a fee of $1,000 for each committee meeting attended and the committee chairman receives $2,000. Each committee member receives $500 and the committee chairman receives $750 for each telephonic committee meeting attended. AirNet's directors are reimbursed for out-of-pocket expenses incurred in connection with their service as directors, including travel expenses.

    Effective May 27, 1998, AirNet established the AirNet Systems, Inc. Director Deferred Compensation Plan (the "Director Plan"). Voluntary participation in the Director Plan enables a director of AirNet or its subsidiaries, to defer all or a part of his director's fees, including federal income tax thereon. Such deferred fees may be credited to (1) a cash account where the funds will earn interest at the rate prescribed in the Director Plan or (2) a stock account where the funds will be converted into common shares. Distribution of the deferred funds is made in a single lump sum payment or in equal annual installments over a period of not more than ten years commencing within 30 days of the earlier of (a) the date specified by a director at the time a deferral election is made or (b) the date the director ceases to so serve. Cash accounts will be distributed in the form of cash and stock accounts will be distributed in the form of common shares or cash, as selected by the plan administrator.

    On May 7, 1997, each individual then serving as a Non-Employee Director was granted an immediately exercisable option to purchase 2,000 common shares. On August 19, 1998, each individual then serving as a Non-Employee Director was granted an option to purchase 20,000 common shares. These options vest in five equal annual installments beginning on the grant date. Each individual serving as a Non-Employee Director on August 19, 1999, was granted a discretionary option to purchase 4,000 common shares. These options vest in five equal annual installments beginning on the grant date.

    Any individual becoming a Non-Employee Director after August 19, 1998 is automatically granted an option to purchase 20,000 common shares effective on the date of his appointment or election. These options vest in five equal annual installments.

    Each option granted to a Non-Employee Director on or after August 18, 1999, will become fully exercisable if the Director retires from service, becomes totally disabled or dies, or upon the occurrence of specified change-in-control events.

    The exercise price of each option granted to a Non-Employee Director is equal to the fair market value of the underlying common shares on the date of grant. Each option granted to a Non-Employee Director has a ten-year term. If a Non-Employee Director ceases to be a member of the Board of Directors of AirNet, his options must be exercised within three months (12 months in the case of a Non-Employee Director who becomes disabled or dies) after the date his service ends. However, a Non-Employee Director who ceases to be a director after having been convicted of, or pled guilty or nolo contendere to, a felony immediately forfeits all of his options.

                                 PROPOSAL NO. 2
             PROPOSED AMENDMENT TO SECTION 1.10 OF AIRNET'S CODE OF
                REGULATIONS TO PERMIT APPOINTMENT OF SHAREHOLDER
                 PROXIES IN ANY MANNER PERMITTED UNDER OHIO LAW

    Section 1.10 of AirNet's Code of Regulations presently permits a shareholder to vote by proxy, if the proxy is in writing and executed by the shareholder. Effective September 13, 1999, the Ohio General Corporation Law was amended to expand the methods a shareholder can use to appoint a proxy. The Ohio

General Corporation Law now permits a shareholder to appoint a proxy by any verifiable communication authorized by the person granting the proxy. Any transmission that creates a record capable of authentication that appears to have been transmitted by the person appointing a proxy is permitted, and would include electronic mail and telephone, as well as traditional written proxies. AirNet's Code of Regulations currently does not provide for a shareholder to appoint a proxy by electronic mail, telephone or other electronic media. The amendment to Section 1.10 would expressly authorize the shareholders to utilize the more modern forms of proxy appointment now permitted by the Ohio General Corporation Law.

    The Board of Directors has approved, and recommends that the shareholders of AirNet adopt, an amendment to Section 1.10 of the Code of Regulations to permit a shareholder to use electronic mail, telephone and other methods to appoint a proxy. The proposed amendment would provide that a shareholder could appoint a proxy by any method authorized by Ohio law. The text of Section 1.10 would read as follows:

       SECTION 1.10. PROXIES. At meetings of the shareholders, any shareholder of record entitled to vote thereat may be represented and may vote by proxy or proxies appointed by an instrument in writing signed by such shareholder or appointed in any other manner permitted by Ohio law. Any such instrument in writing or record of any such appointment shall be filed with or received by the secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder. No appointment of a proxy is valid after the expiration of eleven months after it is made unless the writing or other communication which appoints such proxy specifies the date on which it is to expire or the length of time it is to continue in force.

    Adoption of the proposed amendment is being sought because the Ohio General Corporation Law and the AirNet Code of Regulations require the adoption by the shareholders of any amendment to the Code of Regulations. If adopted by the shareholders, the proposed amendment to the Code of Regulations will become effective immediately without any additional action by AirNet.

RECOMMENDATION AND VOTE

    The affirmative vote of the holders of not less than a majority of AirNet's outstanding common shares is required to amend the Code of Regulations. Under Ohio law and AirNet's Code of Regulations, abstentions and broker non-votes are counted as present; and the effect of an abstention or broker non-vote is the same as a "no" vote. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THE AMENDMENT TO SECTION 1.10 OF AIRNET'S CODE OF REGULATIONS. Unless otherwise indicated, the persons named in the proxy cards will vote all proxies in favor of adopting the proposed amendment.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table shows, for the last three fiscal years, the cash compensation and other benefits paid or provided by AirNet to its Chief Executive Officer and the four other most highly compensated executive officers of AirNet.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                            COMPENSATION
                                                                            -------------
                                                    ANNUAL COMPENSATION        AWARDS
                                                   ----------------------   -------------
                                                                            COMMON SHARES    ALL OTHER
                                     YEAR ENDED                              UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION         DECEMBER 31,   SALARY ($)   BONUS ($)    OPTIONS (#)        ($)
---------------------------         ------------   ----------   ---------   -------------   ------------
Gerald G. Mercer                        1999        $341,200          --         20,000        $4,800(1)
  Chairman of the Board and Chief       1998         421,619    $200,000        100,000         4,800
  Executive Officer                     1997         410,776          --         20,000         4,750

William R. Sumser                       1999         210,000      25,000         15,000         4,800(1)
  Chief Financial Officer,              1998         210,808      30,000             --         4,800
  Treasurer, Vice President,            1997         205,385          --          8,000         4,750
  Finance and Secretary (2)

Guy S. King                             1999         210,000          --         12,000         4,800(1)
  Vice President, Express Sales         1998         210,808          --             --         4,800
                                        1997         205,385          --          8,000         4,750

Glenn M. Miller                         1999         210,000          --         10,000         4,800(1)
  Vice President, Operations            1998         210,808          --             --         4,800
                                        1997         205,385          --          8,000         4,750

Kendall W. Wright                       1999         210,000          --          9,000         4,800(1)
  Vice President, Bank Sales            1998         210,808          --             --         4,800
                                        1997         205,385          --          8,000         4,750

------------------------

(1) "All Other Compensation" consists of amounts contributed by AirNet to their accounts under the AirNet Systems, Inc. Retirement Savings Plan.

(2) Mr. Sumser became Treasurer in March 1999 and Chief Financial Officer in January 2000.

GRANTS OF OPTIONS

    The following table summarizes information concerning individual grants of options under the AirNet Systems, Inc. Amended and Restated 1996 Incentive Stock Plan (the "Incentive Stock Plan") during the 1999 fiscal year to each of the named executive officers. AirNet has never granted stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED
                             NUMBER OF                                                     ANNUAL RATES OF SHARE
                           COMMON SHARES    % OF TOTAL OPTIONS                            PRICE APPRECIATION FOR
                             UNDERLYING         GRANTED TO       EXERCISE                     OPTION TERM (2)
                              OPTIONS         ASSOCIATES IN        PRICE     EXPIRATION   -----------------------
NAME                       GRANTED (#)(1)      FISCAL YEAR       ($/SHARE)      DATE        5% ($)      10% ($)
----                       --------------   ------------------   ---------   ----------   ----------   ----------
Gerald G. Mercer.........       9,500               2.2%          $10.45       6/8/04      $27,428      $ 60,608
                               10,500               2.5             9.50       6/8/09       62,732       158,976

William R. Sumser........      15,000               3.5             9.50       6/8/09       89,617       227,108

Guy S. King..............      12,000               2.8             9.50       6/8/09       71,694       181,687

Glenn M. Miller..........      10,000               2.4             9.50       6/8/09       59,745       151,406

Kendall W. Wright........       9,000               2.1             9.50       6/8/09       53,770       136,265

------------------------

(1) Options were granted on June 8, 1999. Options vest 20% at grant date and 20% annually thereafter. At the discretion of the Compensation Committee, these options may have stock-for-stock exercise and tax withholding features, which allow the holder, in lieu of paying cash for the exercise price and any tax withholding, to have AirNet commensurably reduce the number of common shares which the holder would otherwise receive upon exercise of the options.

(2) The amounts reflected in this table represents the specified assumed rates of appreciation only. Actual realized values, if any, on option exercises will depend on the actual appreciation of the AirNet common shares over the term of each option. There can be no assurances that the potential realizable values reflected in this table will be achieved.

OPTION EXERCISES AND HOLDINGS

    The following table summarizes information concerning unexercised options held as of December 31, 1999 by each of the named executive officers. None of these executive officers exercised options during the fiscal 1999 year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF COMMON
                                                                SHARES UNDERLYING           VALUE OF UNEXERCISED
                           NUMBER OF                           UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                         COMMON SHARES                       AT FISCAL YEAR END (#)        AT FISCAL YEAR END ($)
                       UNDERLYING OPTIONS      VALUE       ---------------------------   ---------------------------
NAME                     EXERCISED (#)      REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   ------------------   ------------   -----------   -------------   -----------   -------------
Gerald G. Mercer.....           0               N/A          104,000         80,000              --             --

William R. Sumser....           0               N/A           26,000         12,000              --             --

Guy S. King..........           0               N/A           25,400          9,600              --             --

Glenn M. Miler.......           0               N/A           25,000          8,000              --             --

Kendall W. Wright....           0               N/A            1,800          7,200              --             --

PERFORMANCE GRAPH

    The following line graph compares the percentage change in the cumulative total shareholder return on AirNet's common shares with the cumulative return of the Russell 2000 and the NYSE Combined Transportation Index ("NYSE Transportation") for the period from May 30, 1996 to December 31, 1999. The AirNet common shares became registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on May 30, 1996. The comparison assumes $100 was invested on May 30, 1996 in AirNet common shares and in each of the foregoing indices and assumes reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           ANS   RUSSELL 2000  NYSE TRANSPORTATION
31-May-96   100           100                  100
31-Dec-96  96.7         100.2                105.5
31-Dec-97   141         120.8                139.6
31-Dec-98  94.3         116.6                144.5
31-Dec-99  46.3         139.5                139.8

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN AIRNET'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THIS REPORT AND THE GRAPH INCLUDED UNDER "PERFORMANCE GRAPH" SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY FILINGS.

    The Compensation Committee of the Board of Directors of AirNet (the "Committee") is comprised of three outside directors, none of whom is or were formerly an officer of AirNet. The Committee has retained outside legal counsel.

ROLE OF THE COMPENSATION COMMITTEE

    In general, AirNet's compensation program for executive officers consists of three main elements: a base salary, a discretionary bonus and periodic grants of stock options. The Committee believes that it is important to pay competitive salaries but also to make a large proportion of the executive officers' total compensation at risk in order to cause the executive officers to focus on both the short-term and long-term interests of AirNet's shareholders. Therefore, bonuses (which permit individual performance to be recognized on an annual basis, and which are based, in part, on a subjective evaluation of the contribution made by the executive officer to AirNet performance) and stock option grants (which directly tie the executive officer's long-term remuneration to stock price appreciation realized by AirNet's shareholders) are important components of the overall compensation package.

    Although the Committee did not employ outside resources in 1999 in evaluating AirNet compensation packages, the Committee did continue to utilize data obtained from a 1998 report by Plante & Moran, which included a comprehensive review of AirNet's compensation policy.

BASE SALARY

    Base salaries are reviewed annually and may be adjusted based on individual performance, business unit performance and industry analysis and comparisons. The Committee used information obtained from its compensation consultants, as mentioned above, in setting base salaries in 1998 and determining not to increase them in 1999.

    In conjunction with the employment of Mr. Biggerstaff as President and Chief Operating Officer in 1999, Mr. Mercer's base salary was reduced to reflect the transfer of the duties of the president to Mr. Biggerstaff. Mr. Biggerstaff's base salary was set based on information obtained from the Plante & Moran study and then current industry data. The comparative industry data may not include the compensation paid by all of the companies that are included in the NYSE Combined Transportation Index which is used for comparative purposes in the Performance Graph.

BONUS PLAN

    Bonuses are awarded at the discretion of the Committee. Based on AirNet's 1999 operating performance, the Committee determined not to grant a discretionary bonus to Mr. Mercer or any executive officer other than Mr. Sumser. In awarding Mr. Sumser's bonus, the Committee focused on his additional duties, efforts and achievements as Acting Chief Financial Officer, a role he assumed in January 1999.

    As part of the employment arrangement between Mr. Biggerstaff and AirNet, Mr. Biggerstaff was guaranteed at $30,000 bonus for his 1999 efforts. However, Mr. Biggerstaff elected to forgo the 1999 cash bonus in light of the AirNet's operating performance.

STOCK OPTIONS

    The purpose of the Incentive Stock Plan is to attract and retain key personnel and directors of AirNet and to enhance their interest in AirNet's continued success. The maximum number of AirNet common shares with respect to which awards may be granted under the Incentive Stock Plan is 1,650,000, and the maximum number with respect to which any executive officer named in the Summary Compensation Table may receive stock options in any one year is 200,000.

    During 1999, AirNet granted stock options to all of the executive officers, including those shown in the Summary Compensation Table. These grants were based upon subjective analyses of each officer's function, salary, performance and value to AirNet, with no specific weighting given to any specific factor. In addition, AirNet granted stock options covering 80,000 commons shares to Mr. Biggerstaff in connection with his employment by AirNet.

SECTION 162(m) COMPLIANCE

    Internal Revenue Code Section 162(m) generally prohibits AirNet from deducting non-performance-based compensation in excess of $1,000,000 per taxable year paid to the Chief Executive Officer and the other four most highly compensated executive officers required to be named in the Proxy Statement. AirNet may continue to deduct compensation paid to these covered executive officers if the payment of such compensation qualifies for an exception, including an exception for certain performance-based compensation.

    The Committee believes that Section 162(m) should not cause AirNet to be denied a deduction for 1999 compensation paid to the executive officers of AirNet. The Committee will continue to work to structure components of its executive compensation package to achieve maximum deductibility under
Section 162(m) while at the same time considering the goals of its executive compensation philosophy.

                                          SUBMITTED BY THE COMPENSATION
                                          COMMITTEE OF AIRNET:

                                          TONY C. CANONIE, JR., CHAIRMAN
                                          ROGER D. BLACKWELL
                                          J.F. KEELER, JR.

                          TRANSACTIONS WITH MANAGEMENT

    In connection with AirNet's initial public offering in 1996, the individuals who were AirNet shareholders prior to that offering, including each of the executive officers named in the Summary Compensation Table, and certain other executive officers of AirNet agreed to indemnify AirNet for any corporate level federal income taxes which might be imposed upon AirNet for any period prior to the termination of AirNet's S Corporation status at the time of the closing of the initial public offering in June 1996. As an S Corporation, AirNet was not subject to federal income taxes at the corporate level, and AirNet has no reason to believe that any such corporate level federal taxes will be imposed for any such period.

    In addition, Mr. Mercer has agreed to indemnify AirNet for certain environmental liabilities related to underground storage tanks on a Michigan property formerly owned by Mr. Mercer and leased to AirNet. AirNet ceased its operations at this property in 1988, at which time Mr. Mercer sold the property to an unaffiliated third party. The aggregate amount of any such liabilities is estimated by AirNet to be less than $100,000.

                              INDEPENDENT AUDITORS

    AirNet engaged Ernst & Young LLP as its independent auditors to audit its consolidated financial statements for the 1999 fiscal year. Ernst & Young LLP has served as AirNet's independent auditors since 1989. AirNet's Audit Committee will make its selection of AirNet's independent auditors for the 2000 fiscal year at its next meeting, which will be held after the Annual Meeting.

    A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as he may desire.

                 SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    AirNet shareholders seeking to bring business before the 2001 Annual Meeting of Shareholders, or to nominate candidates for election as directors at that Annual Meeting of Shareholders, must provide timely notice thereof in writing. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of AirNet not less than 60 days nor more than 90 days prior to the meeting. However, if less than 70 days' notice or prior public disclosure of the date of the 2001 Annual Meeting is given or made to the shareholders, notice by the shareholder to be timely must be received no later than the close of business on the tenth day following the day on which the notice of the date of the 2001 Annual Meeting was mailed or the public disclosure was made. The AirNet Code of Regulations specifies certain requirements for a shareholder's notice to be in proper written form. The foregoing requirements will not, however, prevent any shareholder from submitting a shareholder proposal in compliance with Rule 14a-8 of the Exchange Act. Pursuant to Rule 14a-8, proposals by shareholders intended to be presented at the 2001 Annual Meeting of Shareholders must be in the form specified in that Rule and received by the Secretary of AirNet no later than November 29, 2000, to be included in AirNet's proxy card, notice of meeting and proxy statement relating to such meeting and should be mailed to AirNet Systems, Inc., 3939 International Gateway, Columbus, Ohio 43219, Attention: Secretary.

                                 OTHER BUSINESS

    As of the date of this Proxy Statement, the Board of Directors knows of no other matter that will be presented for action by the shareholders at the 2000 Annual Meeting. However, if any other matter is properly presented at the Annual Meeting, the persons authorized under management proxies will vote and act according to their best judgments in light of the conditions then prevailing.

                                 ANNUAL REPORT

    A copy of AirNet's 1999 Annual Report to Shareholders is being mailed herewith.

    The form of proxy card and the Proxy Statement have been approved by the Board of Directors of AirNet and are being mailed and delivered to shareholders by its authority.

                              REVOCABLE PROXY
                            AIRNET SYSTEMS, INC.
                 PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON MAY 12, 2000
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder(s) of common shares of AirNet Systems, Inc., an Ohio corporation (the "Company"), hereby constitutes and appoints Gerald G. Mercer, the Proxy of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on May 12, 2000, at the Concourse Hotel, 4300 International Gateway, Columbus, Ohio, at 10:00 a.m., local time, and any adjournment(s) thereof, and to vote all of the common shares of the Company which the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof:

    (change of address/comments)

---------------------------------------

---------------------------------------

---------------------------------------

---------------------------------------







-------------------------------------------------------------------------------
                         - FOLD AND DETACH HERE -



                      ANNUAL MEETING OF SHAREHOLDERS
                                    OF
                           AIRNET SYSTEMS, INC.


                               MAY 12, 2000
                                10:00 A.M.


                              CONCOURSE HOTEL
                        4300 INTERNATIONAL GATEWAY
                              COLUMBUS, OHIO

       PLEASE MARK
 /X/   VOTES AS IN                                                 |    7713
       THIS EXAMPLE                                                -----


THE COMMON SHARES REPRESENTED BY THIS PROXY CARD, WHEN PROPERLY EXECUTED,
WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO ELECTION IS MADE, THE
COMMON SHARES PRESENTED BY THIS PROXY CARD WILL BE VOTED FOR PROPOSAL 1 AND
FOR PROPOSAL 2. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED
IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE, WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE PROXY ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.
-------------------------------------------------------------------------------
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
-------------------------------------------------------------------------------

1. TO ELECT AS DIRECTORS OF THE COMPANY ALL OF THE NOMINEES LISTED TO SERVE FOR TERMS OF ONE YEAR EACH (EXCEPT AS MARKED TO THE CONTRARY BELOW.)*

   FOR    WITHHOLD    EXCEPTIONS    Gerald G. Mercer         J.F. Keeler, Jr.
          AUTHORITY                 Joel E. Biggerstaff      David P. Lauer
   / /       / /         / /        Roger D. Blackwell       James E. Riddle
                                    Russell M. Gertmenian

*INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED
BELOW:

---------------------------------------


                                                     FOR   AGAINST   ABSTAIN
                                                     / /     / /       / /
2. TO ADOPT AN AMENDMENT TO AIRNET'S
CODE OF REGULATION TO PERMIT SHAREHOLDERS
TO APPOINT PROXIES BY ANY METHOD
PERMITTED BY OHIO LAW.

3. IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS (NONE KNOWN AT THE TIME OF SOLICITATION OF THIS PROXY) AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF.


COMMENTS/ ADDRESS CHANGE    / /

     ALL PROXIES PREVIOUSLY GIVEN OR EXECUTED BY THE ABOVE SIGNED ARE HEREBY REVOKED. The above signed acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the May 12, 2000 meeting and the Annual Report to Shareholders for the fiscal year ended December 31, 1999.

     Please sign exactly as your name appears hereon. When common shares are registered in two names, both shareholders should sign. When signing as executor, administrator, trustee, guardian, attorney or agent, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership or other entity, please sign in entity name by an authorized person. (Please note any change of address on this proxy card.)

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AIRNET SYSTEMS, INC. PLEASE ACT PROMPTLY -- SIGN, DATE AND MAIL YOUR PROXY CARD TODAY



______________________________________________________________  DATE __________
SHAREHOLDER SIGN ABOVE -- CO-HOLDER (IF ANY) SIGN ABOVE
PLEASE BE SURE TO SIGN AND DATE THIS PROXY IN THE SPACE ABOVE.
-------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -




                             AIRNET SYSTEMS, INC



             PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD IN THE
                              ENCLOSED ENVELOPE.